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                                                            PERDIGAO S.A.
                                                           PUBLIC COMPANY

                                     CONSOLIDATED FINANCIAL STATEMENTS FOR THE PERIOD ENDED JUNE
                                                          30, 2002 AND 2002
                                  in thousands of Brazilian Reais, in accordance with Corporate Law

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                                                            BALANCE SHEET

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                                                                                             2002                  2001
                                                                                ---------------------------------------------------
    ASSETS                                                                               2,670,295             2,254,767
      CURRENT ASSETS                                                                     1,285,387             1,136,789
      NONCURRENT ASSETS                                                                    379,143               163,647
      PERMANENT                                                                          1,005,765               954,331
         Investments                                                                           440                   497
         Property, plant and equipment                                                     930,202               889,834
         Deferred charges                                                                   75,123                64,000

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    LIABILITIES AND SHAREHOLDERS' INVESTMENT                                             2,670,295             2,254,767
      CURRENT LIABILITIES                                                                1,154,217               995,878
      LONG TERM LIABILITIES                                                                845,871               664,240
      SHAREHOLDERS' INVESTMENT                                                             670,207               594,649
         Capital stock restated                                                            490,000               415,433
         Reserves                                                                          182,808               139,602
         Retained earnings (or losses)                                                      (2,601)               39,614

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                                                          INCOME STATEMENT

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                                                                                             2002                  2001
                                                                                ---------------------------------------------------
    GROSS SALES                                                                          1,442,604             1,207,318
        Domestic sales                                                                     941,885               785,848
        Exports                                                                            500,719               421,470
    Sales Returns                                                                         (185,496)             (162,858)
    NET SALES                                                                            1,257,108             1,044,460
    Cost of Sales                                                                         (908,421)             (724,771)
    GROSS PROFIT                                                                           348,687               319,689
    Operating expenses                                                                    (260,011)             (185,828)
    OPERATING INCOME BEF. FINANCIAL EXPENSES                                                88,676               133,861
    Financial expenses, net                                                                (92,719)              (62,066)
    Other operating results                                                                   (925)                1,949
    INCOME FROM OPERATIONS                                                                  (4,968)               73,744
    Nonoperating Income                                                                        550                (3,220)
    INCOME BEFORE TAXES                                                                     (4,418)               70,524
    Income Tax and Social Contribution                                                       7,217               (17,410)
    NET INCOME                                                                               2,799                53,114


    EBITDA                                                                                 126,538               163,557

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